Atlas Announces Pricing of United States Initial Public Offering

Chicago, Illinois - February 12, 2013 - Atlas Financial Holdings, Inc. (TSX.V: AFH; NASDAQ: AFH) (“Atlas” or the “Company”) today announced the pricing of its initial public offering of 4,125,000 ordinary shares, of which 1,500,000 shares are being offered by the Company and 2,625,000 shares are being offered by an existing shareholder of the Company, at a price of $5.85 per share. In addition, Atlas has granted the underwriters a 30-day option to purchase up to 618,750 additional ordinary shares at the initial public offering price. The shares are also expected to begin trading on the Nasdaq Capital Market on February 12, 2013 under the symbol “AFH”.

Sandler O'Neill + Partners, L.P. is acting as the book-running manager for the offering. Sterne, Agee & Leach, Inc., EarlyBirdCapital, Inc. and Sidoti & Company LLC are acting as co-managers for the offering in the United States. Canaccord Genuity Corp. is acting as lead underwriter in connection with the offering in Canada.

Atlas has filed a registration statement on Form S-1 (File No. 333-183276), including a prospectus, with the SEC for the offering, which was declared effective by the SEC on February 11, 2013. The offering is also being made in Canada pursuant to a short form prospectus filed in the provinces of Ontario, Alberta and British Columbia. Prospective investors should read the prospectus in the registration statement and other documents that the Company has filed for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC or SEDAR websites at www.sec.gov and www.sedar.com, respectively. Alternatively, copies of the U.S. written prospectus may be obtained from Sandler O'Neill + Partners, 1251 Avenue of The Americas, 6th Floor, New York, NY 10020, (866) 805-4128, and copies of the Canadian short form prospectus may be obtained from Canaccord Genuity Corp., 161 Bay Street, 30th Floor, Toronto, Ontario, Canada, M5J 2S1.

The offering is being made only by means of a written prospectus forming a part of the effective registration statement. The securities may not be sold nor may offers to buy be accepted in Canada until a final receipt for the short form prospectus is obtained from the Canadian securities regulatory authorities.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Atlas Financial Holdings, Inc.

The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, non-emergency paratransit, limousine/livery and business auto. The business of Atlas is carried on through its insurance subsidiaries American Country Insurance Company and American Service Insurance Company, Inc. Effective January 1, 2013, Atlas acquired a third operating insurance subsidiary, Gateway Insurance Company. Atlas' insurance subsidiaries have decades of experience with a commitment to being an industry leader in these specialized areas of insurance.

Forward-looking Statements
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words "anticipate", "expect", "believe", "may", "should", "estimate", "project", "outlook", "forecast" or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company and its subsidiaries, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the "Risk Factors" section of the Company's registration statement on Form S-1 and the Canadian short form prospectus. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:
At the Company                            Investor Relations
Atlas Financial Holdings, Inc.                         The Equity Group Inc.
Scott Wollney, CEO                            Adam Prior, Vice President
Phone: 847-700-8600                                   212-836-9606
swollney@atlas-fin.com                            aprior@equityny.com

Terry Downs, AE
212-836-9615
tdowns@equityny.com

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